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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the inclusion or incorporation by reference in this registration statement on Form S-4 of (i) our report dated March 13, 1998 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. and subsidiaries and (ii) our report dated September 11, 1997, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust (the "Trust") as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997, which are included in the Annual Report on Form 10-K of the Trust for the year ended July 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                        /s/ PRICEWATERHOUSECOOPERS LLP


San Diego, California
August 10, 1998